SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 24, 2003

ULTRASTRIP SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-25663	65-0841549
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3515 S.E. Lionel Terrace, Stuart, Florida  34997

(Address of principal executive offices)(Zip code)

Registrant's telephone number, including area code:   (772) 287-4846

Item 5.  Other Events and Regulation F-D Disclosure.

On June 24, 2003, UltraStrip Systems, Inc. announced the sale of two robotic systems to Jackwell Engineering PTE Ltd. of Singapore under the terms of a five-year exclusive licensing agreement.  A copy of the press release making such announcement is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

In August 2002, the Company signed a five-year exclusive licensing agreement with Jackwell.  Under the terms of the agreement, in order to maintain exclusivity in the Singapore market, Jackwell has agreed to purchase up to twenty (20) systems over the next 5 years for an aggregate purchase value of up to $25 million and to pay to UltraStrip a percentage of its gross revenues from coatings removal over the term of the agreement.

Item 7.  Financial Statements and Exhibits.

(c)

Exhibits

99.1

Press Release dated June 24, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRASTRIP SYSTEMS, INC.

By: /s/ ROBERT O. BARATTA

Name:

Robert O. Baratta

Title:

President, Chief Executive Officer

And Vice Chairman

Dated:  June 27, 2003

EXHIBIT INDEX

99.l

Press Release dated June 24, 2003